                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in Registration Statement No. 333-75521 of Mercantile Bank Corporation on Form S-8 of our report dated April 11, 2001, included in this Annual Report on Form 11-K of Mercantile Bank of West Michigan 401(k) Plan for the year ended December 31, 2000.





                                              /s/ Crowe, Chizek and Company LLP




Grand Rapids, Michigan
June 27, 2001